Exhibit 10.14

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (“Amendment”), dated July 6, 2003 (the “Effective Date”) is entered into by and between DENDREON CORPORATION, a Delaware corporation (“Dendreon”) and CORUS PHARMA, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A. Dendreon and Subtenant entered into that certain sublease dated September 6, 2002, as amended by an amendment dated December 19, 2002 (as amended, the “Sublease”) for approximately 3,451 rentable square feet of space (the “Premises”) located at 3005 First Avenue, Seattle, WA and as more fully described in the Sublease.

B. Dendreon desires to sublease to Subtenant, and Subtenant desires to sublease from Dendreon, an additional 1,024 rentable square feet of the Master Premises (the “Second Additional Premises”). The Premises, including the Second Additional Premises, are depicted in Exhibit A attached to this Amendment and incorporated by this reference

C. In order to memorialize the sublease of the Second Additional Premises, the parties have, agreed to amend the Sublease as set forth herein.

AGREEMENT

Now, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Dendreon and Subtenant covenant and agree as follows:

1. Premises. On page 1 of the Sublease, in paragraph B, second line, the number “3,451” is deleted, and the number “4,475” is inserted in its place. Any reference within the Sublease to Premises shall include the Second Additional Promises.

2. Rent. On page 2 of the Sublease, in paragraph 5(a)(i), first line, the number “12,222.29” is deleted, and the number “14,782.29” is inserted in its place.

3. Depiction of Premises. On page 13 of the Sublease, Exhibit B is deleted, and Exhibit A to this Amendment is inserted in its place.

4. Condition of Premises. Dendreon shall deliver the Second Additional Premises to Subtenant in broom-clean condition. Subtenant accepts the Second Additional Premises in “as-is” condition.

5. Master Landlord’s Consent. This Sublease shall not be effective unless and until Dendreon obtains the required written consent of the Master Landlord.

6. Commencement Date. Subject to the consent of the Master Landlord, the obligation of Dendreon to deliver the Second Additional Premises and the obligation of Subtenant to pay rent therefore shall commence on September 15, 2003.

7. Term of Sublease. On page 2 of the Sublease, in paragraph 3, “March 15, 2004” is deleted and “March 15, 2005” is inserted in its place.

8. Improvements. Subject to the prior written approval or Dendreon and/or the Master Landlord as required by the Sublease and subject to Subtenant’s full compliance with the Sublease, Subtenant may (i) make minor improvements to the Promises, including painting, new floor coverings, and installation of below-bench refrigerators, and (ii) install new equipment such as a chemical fume hood so long as such installation meets any and all code/jurisdictional/permitting requirement and is performed by competent contractors, with experience in laboratory improvements.

9. General. Except as modified herein, the Sublease is hereby ratified and affirmed. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Sublease.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute one and the same instrument.

11. Interpretation. This Amendment shall be construed by a fair and reasonable interpretation of the words used without regard to which party drafted or caused to be drafted this Amendment. The captions of the paragraphs of this Amendment are for convenience only and do not limit any terms or provisions.

12. Entire Agreement. The Sublease as modified by this Amendment embodies the entire agreement between the parties regarding the subject matter of the Sublease and this Amendment.

13. Governing Law. The laws of the State of Washington shall govern this Amendment.

14. Facsimile/Counterparts. The parties agree that (a) this Amendment may be transmitted between them by facsimile machine, (b) faxed signatures constitute original signatures, (c) a faxed Amendment containing the signatures of all the parties is binding on the parties, and (d) facsimile transmission is delivery. At the request of any party, the parties will confirm facsimile transmitted signatures by signing an original document. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement.

15. Effective Date. Effective date shall be the date the last party to execute this Amendment executes it as disclosed by the dates appearing below each party’s signature. Each party authorizes the endorsement of such date for administrative reference in the space provided in the heading of this Amendment.

DENDREON:		SUBTENANT:

Dendreon Corporation, a Delaware corporation		Corus Pharma, a Delaware corporation

By:	/s/ Martin A. Simonetti	By:	/s/ Alan B. Montgomery
Name:	Martin A. Simonetti	Name:	Alan B. Montgomery
Its:	CFO	Its:	CEO
Date:	8/13, 2003	Date:	July 10, 2003

STATE OF WASHINGTON	)
)
COUNTY OF KING	)

Personally appeared before me, a Notary Public in and for the above County and State, known personally by me and acknowledged by me to be on the date of execution, Martin A. Simonetti the CFO of Dendreon Corporation, a Delaware corporation and he/she executed the foregoing for and on behalf of said corporation.

Witnessed by hand and this notary seal, this 13th day of August 2003.

[Stamp of Notary]

/s/ Robin M. Wohlhueter
Notary Public and for the State and County aforesaid My commission expires: 4-14-05

STATE OF WASHINGTON	)
)
COUNTY OF KING	)

Personally appeared before me, a Notary Public in and for the above County and State, known personally by me and acknowledged by me to be on the date of execution, Alan B. Montgomery the CEO of Corus Pharma, Inc., a Delaware corporation and he/she executed the foregoing for and on behalf of said corporation.

Witnessed by hand and this notary seal, this 10th day of July 2003.

[Stamp of Notary]

Barbara J. Dalton
Notary Public and for the State and County aforesaid My commission expires: 9/26/2006

Exhibit A

Depiction of Premises, Including Additional Premises

[Graphic of Floor Plan]